Exhibit 10.14

AMENDMENT NO. 1 TO THE

UNITRIN, INC. NON-QUALIFIED DEFERRED COMPENSATION PLAN

WHEREAS, Unitrin, Inc., a Delaware corporation (the “Company”), amended and restated the Unitrin, Inc. Non-Qualified Deferred Compensation Plan, effective January 1, 2009 (the “Plan”); and

WHEREAS, the Administrative Committee of the Unitrin, Inc. 401(k) Savings Plan (the “Committee”) has the authority to amend the Plan, except for amendments which would have a material adverse financial impact on the Company and participating employers under the Plan; and

WHEREAS, the Committee now desires to amend the Plan to permit eligible employees to defer a portion of any multi-year incentive award.

NOW, THEREFORE, the Committee, on behalf of the Company, does hereby adopt the following amendments to the Plan effective January 1, 2011, except as otherwise provided herein

1. The definition of Bonus Compensation at Section 1.7 is amended to read as follows:

“1.7 “Bonus Compensation” means the annual formula and annual discretionary management bonuses earned in a given year and generally paid in the following year. Bonus Compensation does not include other bonuses such as a relocation bonus, a hiring bonus, Multi-Year Incentive Compensation or other periodic bonuses.”

2. The first sentence of the definition of Deferral Election at Section 1.12 is amended to read as follows:

“1.12 “Deferral Election” means the following: (a) for Employee Participants, an election to defer all or a part of such Participant’s Regular Base Salary, such Participant’s Bonus Compensation, or such Participant’s Multi-Year Incentive Compensation, all pursuant to Section 3.1, and (b) for Outside Director Participants, an election to defer Director Fees pursuant to Section 3.1.”

3. The definition of Eligible Compensation at Section 1.14 is amended to read as follows:

“1.14 “Eligible Compensation” means Regular Base Salary, Bonus Compensation, Multi-Year Incentive Compensation or Director Fees.”

4. The following Section 1.33 is added to the Plan:

“1.33 “Multi-Year Incentive Compensation” means compensation based on the achievement of one or more performance goals measured over more than a one year period. Multi-Year Incentive Compensation does not include Bonus Compensation.”

5. The second sentence in Section 3.1 is amended to read as follows:

“A separate election for Regular Base Salary, Bonus Compensation, Multi-Year Incentive Compensation and Director Fees must be made.”

6. The following sentence is added to the end of Section 3.1:

“Employee Participants may also elect to defer up to 100% of their Multi-Year Incentive Compensation to the extent that Multi-Year Incentive Compensation plus Bonus Compensation plus non-deferred Regular Base Salary is in excess of the 401(a)(17) Limit in effect for the last year of the performance period for the Multi-Year Incentive Compensation, instead of for the year of payment. The first Multi-Year Incentive Compensation which an Employee Participant may elect to defer shall be Multi-Year Incentive Compensation for which the performance period begins on January 1, 2011.”

7. Subsection 3.2(a) is amended to read as follows effective with respect to Deferral Elections made in 2010 with respect to Eligible Compensation for a period of service that begins after December 31, 2010:

“(a) An Employee Participant desiring to participate in the Plan must file with the Company a Deferral Election not later than the close of the Participant’s taxable year next preceding the period of service for which the right to the compensation arises, at which time the election shall become irrevocable. For avoidance of doubt, this means that with respect to Multi-Year Incentive Compensation with a three year performance period, a Deferral Election must be filed prior to the beginning of the first year of the three year performance period. A Deferral Election shall be effective on the first day of the Plan Year following the filing thereof.”

8. The second sentence in Subsection 3.2(d) is amended to read as follows:

“All amounts shall be withheld ratably throughout the Plan Year except for any bonus or incentive amounts, which shall be withheld in a single lump sum.”

IN WITNESS WHEREOF, a duly appointed member of the Committee has executed this Amendment No. 1 to the Plan on this 22nd day of December, 2010.

UNITRIN, INC.

By:	/s/ Lisa King